UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2011

Scripps Networks Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Walnut Street, Cincinnati, Ohio		45202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 824-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2011, Scripps Networks Interactive, Inc. (the “Company”) entered into new employment agreements with Mr. Anatolio B. Cruz, Chief Legal Officer and Corporate Secretary, and Mr. Mark S. Hale, Executive Vice President Operations and Chief Technology Officer.

Term

The employment agreement with Mr. Cruz continues until December 31, 2012 and the employment agreement with Mr. Hale continues until December 31, 2014.

Compensation Levels

The employment agreements set forth the existing compensation and benefit levels for each executive. For example, during the term:

•	the annual base salary for each executive will be no less than $600,000 for Mr. Cruz and $468,000 for Mr. Hale;

•	the target annual incentive opportunity will be 60% of base salary for Mr. Cruz and 50% of base salary for Mr. Hale; and

•

each executive is eligible to participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company.

Severance

Upon a termination of each executive’s employment without “cause”, for “good reason”, death, or disability, he would be entitled to a pro-rated annual incentive based on actual performance for the year of termination. In addition, Mr. Cruz would receive a severance payment equal to 2 times base salary and target annual incentive and medical, dental and life insurance coverage for 24 months. Mr. Hale would receive a severance payment equal to 1.5 times base salary and target annual incentive and medical, dental and life insurance coverage for 18 months.

Change in Control

Each executive will participate in the Executive Change in Control Plan, which provides certain severance benefits in the event the executive’s employment terminates without “cause” or for “good reason” within 2 years after a change in control of the Company. The employment agreements provide that if the executive is vested under the pension plan at the time of a change in control, then he will be treated as if he had attained at least age 55 with 10 years of service on the date of termination for purposes of calculating his pension benefits.

Restrictive Covenants

In exchange for the benefits described above, each executive agrees not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 12 months after termination; (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement between the Company and Anatolio B. Cruz, effective August 2, 2011.

10.2	Employment Agreement between the Company and Mark S. Hale, effective July 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Chief Administrative Officer and Chief Financial Officer

Date: August 18, 2011